SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported)        January 24, 2000


                              Rainforest Cafe, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State of Other Jurisdiction of Incorporation)


        000-27366                                        41-1779527
(Commission File Number)                 (I.R.S. Employer Identification No.)


               720 South Fifth Street
               Hopkins, Minnesota                                   554343
    (Address of Principal Executive Offices)                       (Zip Code)


                                 (612) 945-5400
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

         On January 24, 2000, the Registrant and Lakes Gaming, Inc. announced that they will not proceed with their proposed merger transaction and have entered into a Mutual Termination Agreement terminating their merger agreement. The termination was mutually agreed upon, and no payments will be made by either party. The $2 million termination fee from the Registrant will continue to be payable to Lakes if the Registrant consummates a takeover proposal within six months.

         The Mutual Termination Agreement and a copy of the joint press release issued by the Registrant and Lakes on January 24, 2000 relating to the termination of the merger transaction have been filed as exhibits to this Report and are incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to such exhibits.

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired:

                  Not required.

         (b)      Pro Forma Financial Information:

                  Not required.

         (c)      Exhibits:

                  See Exhibit Index on page following Signatures.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 RAINFOREST CAFE, INC.


Date:  January 25, 2000                          By /s/ Stephen Cohen
                                                    Stephen Cohen
                                                    General Counsel &
                                                       Sr. Vice President

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                  EXHIBIT INDEX

                                       to

                                    FORM 8-K


                              RAINFOREST CAFE, INC.




Exhibit Number    Exhibit Description

   10 Mutual Termination Agreement dated January 24, 2000, by and among Rainforest Cafe, Inc., Lakes Gaming, Inc. and RFC Acquisition Co.

   99             Joint Press Release dated January 24, 2000.